UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2016

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On February 26, 2016, CONSOL Energy Inc., a Delaware corporation along with certain of its subsidiaries (CONSOL Mining Holding Company LLC, CONSOL Buchanan Mining Company LLC (“BMC”), CONSOL Amonate Mining Company LLC, CONSOL Mining Company LLC, CNX Land LLC, CNX Marine Terminals Inc., CNX RCPC LLC, Consol Pennsylvania Coal Company LLC and CONSOL Amonate Facility LLC), collectively “CONSOL”, entered into a Membership Interest and Asset Purchase Agreement (the “Purchase Agreement”) with Coronado IV LLC, a Delaware company (the “Purchaser”). The Purchase Agreement provides for Coronado to purchase (i) the membership interests in BMC, which owns and operates the Buchanan Mine located in Mavisdale, Virginia, (ii) various assets relating to the Amonate Mining Complex located in Amonate, Virginia (the “Amonate Assets”), (iii) CONSOL’s Russell County, Virginia coal reserves and (iv) CONSOL’s Pangburn Shaner Fallowfield coal reserves located in Southwestern, Pennsylvania (the “Transaction”). Various CONSOL assets are excluded from the sale (the “Excluded Assets”). The Excluded Assets include coalbed methane, natural gas and minerals other than coal, current assets of BMC, certain coal seams, certain surface rights, and the Amonate Preparation Plant. Coronado will assume only specified liabilities and various CONSOL liabilities are excluded and will not be assumed (the “Excluded Liabilities”). The Excluded Liabilities include BMC’s indebtedness, trade payables and liabilities arising prior to closing as well as the liabilities of the CONSOL subsidiaries other than BMC which are parties to the Purchase Agreement.

The Purchase Agreement provides for a base purchase price of $420 million (the “Purchase Price”). The Purchase Price is subject to certain adjustments described in the Purchase Agreement. In addition, the Purchaser agrees to pay CONSOL for Buchanan mine coal sold outside the U.S. and Canada during the five years following closing a royalty of 20% of any excess of the gross sales price per ton over the following amounts: (1) year one, $75 per ton; (2) year two, $78.75 per ton; (3) year three, $82.69 per ton; (4) year four, $86.82 per ton; (5) year five, $91.16 per ton.

The Purchase Agreement contains customary representations and warranties regarding CONSOL, including as to organization, authority and qualification, capitalization and ownership of BMC equity, no conflict with laws or agreements to which they are a party, required governmental consents and approvals, financial information, absence of undisclosed liabilities, litigation, compliance with laws, environmental matters, real property, title to and sufficiency of assets, employee and employee benefit (including ERISA) matters, taxes, material contracts, customers and suppliers, insurance, brokers, permits, transactions with affiliates and absence of certain material changes in the business since December 31, 2015. CONSOL has disclosed to the Purchaser on a disclosure schedule exceptions to those representations and warranties.

The Purchase Agreement also contains customary representations and warranties of the Purchaser, including as to organization and authority, no conflict with laws or agreements to which it is a party, required governmental consents and approvals, investment purpose, litigation, and brokers. As to financing, the Purchaser represents it will have sufficient cash on hand to pay the Purchase Price.

The Purchase Agreement also contains customary agreements of the parties pursuant to which, among other things, BMC and Amonate Assets will be operated in the ordinary course prior to the closing, CONSOL agrees to provide the Purchaser with access to information prior to the closing, CONSOL agrees not to solicit other bids, CONSOL agrees to provide notice of certain events, CONSOL and Purchaser agree to cooperate after the closing with respect to third party litigation, CONSOL agrees to keep certain information regarding BMC and the Amonate Assets confidential, CONSOL and Purchaser agree on a process for permit transfers and replacing CONSOL surety bonds, CONSOL and Purchase agree on an allocation of the cost of Black Lung benefits, CONSOL and Purchaser agree to use commercially reasonable efforts to obtain all consents and approvals required to consummate the Transaction (including filing of the notice required to be filed under the Hart Scott Rodino Antitrust Improvements Act (“HSR Act”)), CONSOL agrees to terminate certain intercompany accounts and agreements, and CONSOL and Purchaser agree use commercially reasonable efforts with respect to certain multi-use contracts.

The Purchase Agreement contains customary conditions to closing including (i) as a condition to CONSOL’s and Purchaser’s obligation to close, expiration of the HSR Act waiting period, no government order prohibiting the transaction, and certain governmental approvals are received, and certain agreements are entered into at closing; (ii) as a condition of CONSOL’s obligation to close, the accuracy of the Purchaser’s representations and warranties and the compliance by the Purchaser with all of its covenants in the Purchase Agreement; and (iii) as a condition of Purchaser’s obligation to close, the accuracy of CONSOL’s representations and warranties regarding, compliance with the covenants in the Purchase Agreement regarding CONSOL, receipt of certain third party consents to the Transaction, and no material adverse effect having occurred since February 26, 2016. The Purchaser’s obligation to close the Transaction is not subject to any financing condition.

The Purchase Agreement provides that CONSOL will indemnify the Purchaser and its affiliates for losses arising out of the breach of its representations and warranties, the breach of its covenants, any Excluded Liability and any liabilities under CONSOL benefit plans. CONSOL’s representations and warranties survive generally for a period of two years after the closing, except that the representations and warranties regarding authority, capitalization, certain conflicts, and broker fees survive indefinitely and representations and warranties regarding environmental and employee benefit matters survive for five years. For breaches of representations and warranties other than authority, capitalization, certain conflicts, employee benefit matters, and broker fees, there is a $1,500,000 basket which, if exceeded, entitles Purchaser to losses over $250,000 subject to a $21 million total cap. An amount equal to the cap will be placed in an escrow account to fund Purchaser indemnity claims. The Purchase Agreement also provides that the Purchaser will indemnify CONSOL and its affiliates for losses arising out of the breach of its representations and warranties, the breach of it covenants, and failure to perform any assumed liability. The basket and cap apply to Purchaser warranty breaches.

The Purchase Agreement may be terminated at any time prior to closing by the mutual consent of CONSOL and the Purchaser, by either CONSOL or the Purchaser in the event there exists a final governmental order prohibiting the transaction, by the Purchaser in the event of an uncured breach of a representation and warranty or covenant by CONSOL, by CONSOL in the event of an uncured breach of a representation and warranty or covenant by the Purchaser or by CONSOL or the Purchaser if any of the conditions to closing have not been satisfied by April 30, 2016. No party to the Purchase Agreement will be entitled to terminate the Purchase Agreement if the closing has not occurred as a result of such party’s failure to perform its obligations under the Purchase Agreement.

The Purchase Agreement provides that at closing the parties will enter into several agreements including, among others, relating to the coordination and conduct of gas operations at the mines, an option to purchase the Amonate Preparation Plant and a transition services.

The description set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed herewith as an exhibit and the terms of which are incorporated by reference.

The Purchase Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about CONSOL or any of its subsidiaries or affiliates or the assets to be acquired. The representations, warranties and covenants contained in the Purchase Agreement are made solely for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of CONSOL or any of its subsidiaries or affiliates or the assets to be acquired. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01 Regulation FD

On February 29, 2016, the Company issued a press release regarding the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.01	Membership Interest and Asset Purchase Agreement dated February 26, 2016 among CONSOL Energy Inc., CONSOL Mining Holding Company LLC, CONSOL Buchanan Mining Company LLC, CONSOL Amonate Mining Company LLC CONSOL Mining Company LLC, CNX Land LLC, CNX Marine Terminals Inc., CNX RCPC LLC, CONSOL Pennsylvania Coal Company LLC and CONSOL Amonate Facility LLC and Coronado IV LLC. Schedules and Exhibits to the Membership Interest and Asset Purchase Agreement identified in the Table of Contents to the Membership Interest and Asset Purchase Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.

Exhibit 99.1	Press Release dated February 29, 2016 regarding entering into the Membership Interest and Asset Purchase Agreement with Coronado IV LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Administrative Officer

Dated: February 29, 2016

Exhibit Index

Exhibit No. Description

Exhibit 2.01	Membership Interest and Asset Purchase Agreement dated February 26, 2016 among CONSOL Energy Inc., CONSOL Mining Holding Company LLC, CONSOL Buchanan Mining Company LLC, CONSOL Amonate Mining Company LLC CONSOL Mining Company LLC, CNX Land LLC, CNX Marine Terminals Inc., CNX RCPC LLC, CONSOL Pennsylvania Coal Company LLC and CONSOL Amonate Facility LLC and Coronado IV LLC. Schedules and Exhibits to the Membership Interest and Asset Purchase Agreement identified in the Table of Contents to the Membership Interest and Asset Purchase Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.

Exhibit 99.1	Press Release dated February 29, 2016 regarding entering into the Membership Interest and Asset Purchase Agreement with Coronado IV LLC.